The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectuses are part of effective registration statements filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectuses are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-250155 and 333-252364
Subject to completion, dated February 4, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectuses dated December 2, 2020 and January 29, 2021)
American Depositary Shares ITAMAR MEDICAL LTD. Representing Ordinary Shares

This is an offering of           American Depositary Shares, or ADSs, each representing 30 ordinary shares, par value NIS 0.01 per share, of Itamar Medical Ltd., to which we refer as “Itamar,” the “Company,” “we,” “us,” and “our”. We are offering           ADSs and Viola Growth 2 A.V. Limited Partnership, or the Selling Shareholder, is offering           ADSs in this offering. We will not receive any proceeds from the sale of ADSs by the Selling Shareholder. The public offering price is $     per ADS.
Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ITMR” and our ordinary shares are listed on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “ITMR.” On February 3, 2021, the last reported sale price of the ADSs on Nasdaq was $23.86 per ADS and the last reported sale price of our ordinary shares on TASE was NIS 2.601 per ordinary share, or approximately $0.79 per ordinary share.

	Per ADS	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$
Proceeds to Selling Shareholder (before expenses)	$	$

(1)
See “Underwriting” beginning on page S-26 for additional information regarding compensation payable to the underwriters.

The underwriters have the option to purchase up to an additional           ADSs from us and an additional           ADSs from the Selling Shareholder each at the price to the public less the underwriting discount for 30 days after the date of this prospectus supplement.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and as such, have elected to comply with reduced public company reporting requirements for this prospectus supplement and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves substantial risk. See the “Risk Factors” on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in the ADSs.
None of the U.S. Securities and Exchange Commission, or the SEC, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ADSs to purchasers on or about            , 2021 through the book-entry facilities of The Depository Trust Company.

Piper Sandler Cowen SVB Leerink
The date of this prospectus supplement is            , 2021

PROSPECTUS SUPPLEMENT
S-i

Neither we or the Selling Shareholder, nor Piper Sandler & Co., Cowen and Company, LLC or SVB Leerink LLC (collectively, the “underwriters”) have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectuses or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we or the Selling Shareholder, nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying base prospectuses together constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying base prospectuses and any free writing prospectus that we have authorized for use in connection with this offering is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectuses, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering of ADSs in three separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; (2) the accompanying base prospectus covering the sale of ADSs by Itamar; and (3) the accompanying base prospectus covering the sale of ADSs by the Selling Shareholder. Each base prospectus provides general information, some of which may not apply to this offering. The accompanying base prospectus covering the sale of ADSs by Itamar is part of a registration statement on Form F-3 (333-250155) and the accompanying base prospectus covering the sale of ADSs by the Selling Shareholder is part of a registration statement on Form F-3 (333-252364) that we filed with the SEC utilizing a “shelf” registration process. This prospectus supplement may add, update or change information contained in the accompanying base prospectuses. If information in this prospectus supplement is inconsistent with either of the accompanying base prospectuses, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the Selling Shareholder and the underwriters have not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectuses and any free writing prospectus. We are not, and the Selling Shareholder and the underwriters are not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectuses, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectuses, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.
Before buying any of the ADSs that we and the Selling Shareholder are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectuses and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
We and the Selling Shareholder are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of ADSs and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Itamar,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Itamar Medical Ltd. and its consolidated subsidiaries, unless otherwise specified.
All references in this prospectus supplement to “NIS,” refer to New Israeli Shekels and the terms “dollar,” or “$” refer to U.S. dollars.
On February 3, 2021, the representative exchange rate, or Exchange Rate, between the NIS and the U.S. dollar, as quoted by the Bank of Israel, was NIS 3.30 to $1.00. Unless derived from our financial
S-iii

statements or indicated otherwise by the context, statements in this prospectus supplement that provide the U.S. dollar equivalent of NIS amounts or provide the NIS equivalent of U.S. dollar amounts are based on the representative exchange rate, as quoted by the Bank of Israel, as of such date (or, if no quote was provided for such date, the next quote provided) or, when the applicable date has yet to be determined, the Exchange Rate. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of NIS at the dates indicated.
We have obtained trademark registrations in the U.S. for, among others, PAT, Endo PAT, WatchPAT, EndoScore, ITAMAR, CloudPAT and SLEEPATH and some of them are also registered in additional jurisdictions, including Europe, Japan, Canada, China, India, Russia, Mexico, Korea and Singapore. Although we have omitted the “®” and “TM” trademark designations for such marks in this prospectus supplement and in the accompanying base prospectuses, all rights to such trademarks and service marks are nevertheless reserved. Unless indicated otherwise by the context, any other trademarks and trade names appearing in this prospectus supplement and in the accompanying base prospectuses are owned by their respective holders.
S-iv

MARKET, INDUSTRY AND OTHER DATA
Unless otherwise indicated, information contained in this prospectus supplement and in the accompanying base prospectuses concerning our industry and the markets in which we operate, including our competitive position and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.”
Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all of their terms. If we filed any of these documents as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectuses, you may read the document itself for a complete description of its terms, and the summary included herein is qualified by reference to the full text of such document. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectuses were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying the ADSs. Therefore, you should read this entire prospectus supplement, the accompanying base prospectuses and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein, before deciding to invest in the ADSs. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and incorporated by reference from our annual report on Form 20-F.
Overview
We are a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders. We commercialize a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology markets. We offer a Total Sleep Solution, or TSS, to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. Our key product, WatchPATTM, is commercially available in major markets including the United States, Japan, and Europe, and we estimate that we had an approximate 24% market share (measured by number of tests sold) in 2019 within the home sleep apnea test market in the United States.
Sleep apnea is a chronic disease affecting 54 to 60 million people in the United States and almost one of every four adults over the age of 40 in the United States. Sleep apnea is regarded as a major underlying risk factor and disease progression accelerator for most cardiovascular diseases as well as many cognitive and neurodegenerative diseases. Approximately 80% of adults in the United States that are suspected to be suffering from sleep apnea have never been diagnosed. In recent years, awareness of the importance of sleep and the devastating effects that could result from sleep apnea have risen across medical professionals and patients.
Our comprehensive TSS marketing program provides a complete, end-to-end solution that combines products and access to services designed to allow any physician that does not specialize in sleep an easy-to-use and accessible suite of products and services to aid in the diagnosis, transportation and handling, interpretation of the sleep study data, diagnosis, and access to third-party sleep apnea treatment device compliance data for patients that they suspect suffer from sleep apnea. We offer TSS primarily through our Test as a Service program that functions as a cost-per-test model.
Our key growth drivers are the core sleep and cardiology segments, as well as international expansion. The shift to remote home-based diagnosis and care, across healthcare systems, and particularly in the sleep apnea test market, accelerated by the COVID-19 outbreak during 2020, is an underlying trend that we believe, when combined with our offer of a full digital health sleep apnea solution, will continue to propel our key growth drivers in the short term, as well as our penetration into the Direct to Consumer, or DTC market, in the long term, harnessing consumer demand for accessible solutions that bypass traditional physician referral systems.
The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”
Recent Developments
Preliminary Financial Results for the Fourth Quarter and Year Ended December 31, 2020
Set forth below are preliminary estimates of financial results for the three months and year ended December 31, 2020, compared to actual financial results for the three months and year ended December 31, 2019. We have provided a range for preliminary revenue results because our financial closing procedures for the three months and year ended December 31, 2020 are not yet complete. We believe that the estimated revenue is important to an investor’s understanding of our performance, notwithstanding that we are not yet able to provide estimated operating loss or net loss data. These preliminary results represent our estimates only based on currently available information and do not present all necessary information for an understanding of our financial condition as of December 31, 2020, or our results of operations for the three months and year ended December 31, 2020. As we complete our year-end financial closing process and finalize our audited financial statements for the year ended December 31, 2020, we may be required to make significant adjustments in a number of areas, including, but not limited to, revenues, inventories, provisions and share-based compensation.
This preliminary financial information is the responsibility of our management and reflects management’s estimates based solely upon information available to it as of the date of this prospectus supplement. Somekh Chaikin (a Member firm of KPMG International), our independent registered public accounting firm, has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our audited financial statements for the year ended December 31, 2020 subsequent to the completion of this offering. It is possible that we may identify items that require us to make adjustments to the financial information set forth below and those changes could be material. We do not intend to update the financial information set forth below prior to completion of our year-end audited financial statements. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement and the accompanying base prospectuses.
Preliminary and unaudited revenues for the three months ended December 31, 2020 are expected to be in the range of  $12.5 million to $12.8 million, reflecting growth of 28% to 31%, compared to the three months ended December 31, 2019. Revenues of our WatchPAT family of products for the three months ended December 31, 2020 are expected to be in the range of  $12.0 million to $12.3 million, reflecting growth of 32% to 35%, compared to the three months ended December 31, 2019. U.S. revenues of our WatchPAT family of products for the three months ended December 31, 2020 are expected to be in the range of  $10.0 million to $10.3 million, reflecting growth of 36% to 40%, compared to the three months ended December 31, 2019. Preliminary and unaudited revenues for the year ended December 31, 2020 is expected to be in the range of  $40.8 million to $41.1 million, reflecting growth of approximately 31% over the year ended December 31, 2019. Revenues of our WatchPAT family of products for the year ended December 31, 2020 are expected to be in the range of  $38.6 million to $38.9 million, reflecting growth of approximately 33% to 34%, compared to the year ended December 31, 2019. U.S. revenues of our WatchPAT family of products for the year ended December 31, 2020 are expected to be in the range of  $31.6 million to $31.9 million, reflecting growth of 41% to 42%, compared to the year ended December 31, 2019.
For the three months ended December 31, 2020, gross margin continued to be favorably impacted by the allocation of fixed costs and overhead expenses on higher volume of sales and by the continued increased sales of WatchPAT ONE. For that period, we expect that gross margin was generally consistent with that of the last two quarters. Operating expenses continued to increase mainly due to the following: (i) higher selling and marketing expenses, mainly due to additional sales commissions related to the increase in revenues and expenses associated with our geographic territories expansion; (ii) higher research and development activities, mainly related to our digital health platform;and (iii) higher legal expenses, including a commercial dispute in defense of our intellectual property initiated by us.
We estimate that our cash and cash equivalents and short-term bank deposits were approximately $39.7 million as of December 31, 2020.

COVID-19
The effects of the COVID-19 pandemic, including its effects on markets and supply chains, continue to rapidly evolve. We have been facing and we expect that we will continue to face in the near future various challenges induced by the pandemic.
For example, we have been notified by one of our third-party suppliers that supplies a component required for our WatchPat and EndoPAT families of products that they will cease supplying such component to us primarily due to capacity restraints from unusually high demand for medical supplies resulting from the COVID-19 pandemic. While we maintain sufficient inventory of finished goods to allow us to meet our customers’ demand for approximately the next three months, we are actively working to qualify one or more alternative suppliers for this component to avoid any supply disruptions later in the second quarter of 2021. We estimate that replacement of such supplier will occur without any supply disruptions as this component is widely available and may be produced by other third-party manufacturers. However, we cannot guarantee that we will be able to qualify alternative supply sources without delays. For more information on COVID-19 and its effects on our business and the risks related to our dependence on third-party manufacturers and suppliers, see the risk factors in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.
2021 Medicare Reimbursement Levels
In December 2020, the U.S. Centers for Medicare & Medicaid Services published its annual update to its Physician Fee Schedule, or PFS, which included changes to the 2021 Medicare reimbursement levels for Current Procedural Terminology, or CPT, codes associated with HSATs. The update, representing the third year of a four-year plan to reevaluate payment for HSATs, further widened the gap between reimbursement rates for HSATs that do not have sleep time technology (CPT code 95806) and those that do (CPT code 95800), including our WatchPAT device. On December 27, 2020, the Consolidated Appropriations Act, 2021 was signed into law and enacted further adjustments to Medicare payment rates, which were implemented by CMS in January 2021. In 2020, CPT code 95800 was reimbursed by Medicare at a rate approximately 42% greater than CPT 95806. For 2021, the Medicare reimbursement rate for CPT code 95800 is approximately 66% higher than the Medicare payment rate for CPT code 95806, as a result of an approximate 14% decline for CPT code 95806 and an approximate 1% increase for CPT code 95800. We expect this trend to continue in 2022, thereby positioning our WatchPAT device for broader use by providers.
Acquisition of Spry Health
In January 2021, we announced our acquisition of the assets of Spry Health, or Spry, a San Francisco-based developer of an FDA-cleared, wrist-based medical grade remote patient monitoring, or RPM, solution called the “Loop.” This system is based on an extensive set of sensing technologies and algorithms that contextualize real-time, continuous physiological data to flag signs of patient deterioration using bio-markers such as SpO2, respiration rate and heart rate. Through the combination of our WatchPAT technology and Spry’s Loop technology, we intend to bring to market the first device for continuous RPM of sleep apnea. We plan to commence development of this device immediately, with an initial market launch anticipated in 2022. We estimate that following the acquisition of Spry, our operating expenses (mainly from research and development) will increase to approximately $3 million in 2021.
The total global RPM market in 2019 was approximately $800 million and is expected to reach approximately $2 billion by 2027. As such, we believe that the acquisition of Spry provides us with a valuable opportunity to expand our offerings within the growing home health monitoring solutions market.
SoClean Agreement
While the direct to consumer channel continues to be an important part of our U.S. commercialization strategy, and despite the recent efforts made by Lunella, a SoClean subsidiary, to maintain our business partnership, Lunella has been facing a challenging consumer discretionary spending environment due to the COVID-19 pandemic. For this reason, we no longer anticipate Lunella will meet their annual contractual minimum commitment under our agreement. As such, we are in discussion with SoClean regarding the terms of our agreement.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company” as defined in the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that do not qualify as emerging growth companies. These exemptions include:
•
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•
not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes; and

•
not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to irrevocably opt out of this extended transition period and, as a result, we are required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Under federal securities laws, our decision to opt out of the extended transition period is irrevocable. We may choose to take advantage of some but not all of these reduced reporting requirements and exemptions. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying base prospectuses and the documents incorporated by reference herein and therein. Accordingly, the information that we provide shareholders may be different than what you might obtain from other public companies in which you hold equity interests.
We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the last day of 2024; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.
Foreign Private Issuer
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, if we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we no longer qualify as a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to qualify as a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are United States citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
Corporate Information
We were incorporated under the laws of the State of Israel under the name Itamar Medical (CM) 1997 Ltd. on January 15, 1997, as a company limited by shares. We changed our name to our current name in July 2000. Since March 2007, our ordinary shares have been traded on the TASE under the symbol “ITMR.” We also listed ADSs, each representing 30 ordinary shares, on Nasdaq in February 2019, also under the symbol “ITMR.”
Our principal executive offices are located at, and our registered office address is 9 Halamish Street, Caesarea 3088900, Israel and our telephone number is +972-4-6177000. Our agent for service of process in the United States is Itamar Medical, Inc., which maintains its principal offices at 3290 Cumberland Club Drive, Atlanta, GA 30339 and its telephone number is 1-888-748-2627. Our website address is www.itamar-medical.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

THE OFFERING
ADSs offered by us
          ADSs (each representing 30 ordinary shares).
ADSs offered by the Selling Shareholder
          ADSs (each representing 30 ordinary shares).
Option to purchase additional ADSs
The underwriters have the option to purchase up to an additional           ADSs from us and an additional           ADSs from the Selling Shareholder each at the price to the public less the underwriting discount for 30 days after the date of this prospectus supplement.
Ordinary shares to be outstanding after this offering
          ordinary shares (or           ordinary shares if the underwriters exercise their option to purchase additional ADSs in full).
American Depositary Shares
Each ADS represents 30 ordinary shares, par value NIS $0.01 per share. As an ADS holder you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and beneficial owners and holders of ADSs from time to time. To better understand the terms of the ADSs, you should carefully read the section of the accompanying prospectus entitled “Description of Share Capital and Articles of Association” and the deposit agreement incorporated by reference into the registration statements of which this prospectus supplement forms a part.
Depositary
The Bank of New York Mellon.
Use of Proceeds
We intend to use the net proceeds from the offering, together with our existing cash resources, to hire additional sales and marketing personnel, expand marketing, clinical education and support activities, fund research and development of new product offerings and clinical database studies, invest in our information technology, or IT, and facility infrastructure, pursue non-organic growth opportunities and for working capital and general corporate purposes. We will not receive any proceeds from the sale of ADSs by the Selling Shareholder. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement.
Dividend Policy
We have never declared or paid cash dividends on our ordinary shares or ADSs and do not intend to pay cash dividends on our ordinary shares or ADSs in the foreseeable future. We intend to use our earnings and other cash resources to continue the development and expansion of our business. Any future dividend policy will be determined by our Board of Directors and will be based upon conditions then-existing, including our results of operations, financial condition, current and anticipated cash needs, contractual restrictions and other conditions.
Subject to any preferential, deferred or other rights or restrictions attached to any special class of shares with regard to dividends, the profits of the Company available for dividends and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in the same manner with respect to all of the shares granting a right to receive dividends on the date that resolution is adopted (or on later date, as determined by the Board of Directors). Generally, our Board of Directors may declare dividends only out of profits legally available for distribution, in accordance with the provisions of the Israeli Companies Law, 1999, or the Companies Law, as described below, and is entitled to invest or utilize any unclaimed amount of dividends in any manner to our benefit until it is claimed. We are not obligated to pay interest or linkage on an unclaimed dividend.
Risk Factors
See “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in the ADSs.
Nasdaq Capital Market symbol
ITMR.
Tel Aviv Stock Exchange symbol
ITMR.
The number of our ordinary shares to be outstanding after the offering is based on 424,200,368 ordinary shares outstanding as of September 30, 2020 and excludes:
•
45,589,993 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.40 (equivalent to approximately $0.42) per ordinary share;

•
2,780,993 ordinary shares issuable upon the vesting of restricted share units, or RSUs, outstanding as of September 30, 2020;

•
1,741,344 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020 at an exercise price of NIS 0.30 (equivalent to approximately $0.09); and

•
311,254 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.36 (equivalent to approximately $0.41) per ordinary share.

Unless otherwise indicated, all information contained in this prospectus assumes or gives effect to:
•
no exercise of the outstanding share options after September 30, 2020;

•
no exercise of the warrants to purchase ordinary shares after September 30, 2020; and

•
no exercise by the underwriters of their option to purchase additional ADSs.

Summary Consolidated Financial Data
The following tables set forth our summary consolidated financial data for the periods indicated. We have derived the consolidated statement of operations data for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, from our audited consolidated financial statements and related notes included in our Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3, 2020 and incorporated by reference herein. We have derived the consolidated statement of operations data for the nine months ended September 30, 2020 and September 30, 2019 and the consolidated statement of financial position data as of September 30, 2020 from our unaudited condensed consolidated interim financial statements and related notes included in our Current Report on Form 6-K furnished with the SEC on November 17, 2020 and incorporated by reference herein. We prepare our financial statements in accordance with International Financial Reporting Standards, or IFRS as issued by the International Accounting Standards Board, or IASB. Our historical results are not necessarily indicative of the results that should be expected for any future period and our operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ended December 31, 2020. You should read the following summary consolidated financial data together with the audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, included in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3, 2020 and incorporated by reference herein, and the unaudited condensed consolidated interim financial statements as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, included in our Current Report on Form 6-K furnished with the SEC on November 17, 2020 and incorporated by reference herein.
	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(U.S. dollars in thousands, except per share data)
	(Unaudited)
Revenues	$28,262	$21,493	$31,258	$24,189	$20,701
Cost of revenues	8,390	4,869	6,984	5,726	5,002
Gross profit	19,872	16,624	24,274	18,463	15,699
Operating expenses:
Selling and marketing	17,446	12,985	18,294	12,699	12,140
Research and development	4,064	3,165	4,520	3,638	4,129
General and administrative	6,051	4,491	6,354	5,247	5,278
Total operating expenses	27,561	20,641	29,168	21,584	21,547
Operating loss	(7,689)	(4,017)	(4,894)	(3,121)	(5,848)
Financial income (expenses):
Financial income	530	336	454	244	1,591
Financial expenses	(693)	(895)	(1,233)	(1,161)	(4,884)
Gain from derivative instruments, net	—	442	442	2,433	3,925
Financial income (expenses), net	(163)	(117)	(337)	1,516	632
Loss before taxes on income	(7,852)	(4,134)	(5,231)	(1,605)	(5,216)
Taxes on Income	(147)	(135)	(37)	(124)	(85)
Net loss	$(7,999)	$(4,269)	$(5,268)	$(1,729)	$(5,301)
Loss per share – basic and diluted (in U.S. dollars)	$(0.02)	$(0.01)	$(0.02)	$(0.01)	$(0.02)

As of September 30, 2020
(U.S. dollars in thousands) (Unaudited)
Consolidated Statement of Financial Position Data:
Cash and cash equivalents	$25,153
Short-term bank deposits	16,000
Working capital(1)	42,526
Total assets	64,068
Total liabilities	18,032
Total equity	46,036

(1)
We define working capital as current assets less current liabilities. See our unaudited condensed consolidated interim financial statements as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 included in our Current Report on Form 6-K furnished with the SEC on November 17, 2020 and incorporated by reference herein for further details regarding our current assets and current liabilities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectuses involves a high degree of risk. You should carefully consider the risk factors described below and in our Annual Report on Form 20-F for the year ended December 31, 2019 incorporated by reference in this prospectus supplement, any amendment or update thereto, any subsequent Annual Reports on Form 20-F, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectuses, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase ADSs sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your ADSs. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per ADS of the ADSs being offered may be higher than the net tangible book value per ADS prior to this offering. Based on a public offering price of  $       per ADS, for aggregate gross proceeds of approximately $      million, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of  $      per ADS, representing the difference between our pro forma as adjusted net tangible book value per ADS, after giving effect to this offering, and the assumed public offering price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. In addition, to the extent we need to raise additional capital in the future and we issue additional ADSs or ordinary shares or securities convertible or exchangeable for ADSs or for our ordinary shares, our then-existing shareholders may experience dilution and the new securities may have rights senior to those of the ADSs offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from the offering, together with our existing cash resources, to hire additional sales and marketing personnel, expand marketing, clinical education and support activities, fund research and development of new product offerings and clinical database studies, invest in our IT and facility infrastructure, pursue non-organic growth opportunities and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from the offering in short and intermediate-term interest-bearing obligations and certificates of deposit. We may also change our investment policy after the date of this prospectus supplement. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the ADS or share price to decline.
Future sales or issuances of the ADSs or ordinary shares in the public markets, or the perception of such sales, could depress the trading price of the ADSs.
The sale of a substantial number of the ADSs, ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of the ADSs, ordinary shares or other equity-related securities would have on the market price of the ADSs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement, the accompanying base prospectuses and the documents that we file with the SEC that are incorporated by reference into this prospectus supplement or the accompanying base prospectuses, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are neither historical facts nor assurances of future performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties some of which are beyond our control, and are made in light of information currently available to us.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements contained in this prospectus supplement, in the accompanying base prospectuses and the documents that we file with the SEC that are incorporated by reference into this prospectus supplement or the accompanying base prospectuses may include, but are not limited to, statements about:
•
the development of our products;

•
the potential attributes and benefit of our products and their competitive position;

•
our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

•
our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•
our ability to acquire or in-license new product candidates;

•
potential strategic relationships; and

•
the duration of our patent portfolio.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of important factors, including, without limitation, the Risk Factors in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus supplement, and in the documents and reports that we file or furnish with the SEC after the date of this prospectus supplement that are incorporated by reference into this prospectus supplement, as well as any risks described in the accompanying base prospectuses.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements made in this this prospectus supplement, the accompanying base prospectuses and the documents that we file or furnish with the SEC that are incorporated by reference into this prospectus supplement or the accompanying base prospectuses relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional ADSs in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from the offering, together with our existing cash resources, to hire additional sales and marketing personnel, expand marketing, clinical education and support activities, fund research and development of new product offerings and clinical database studies, invest in our IT and facility infrastructure, pursue non-organic growth opportunities and for working capital and general corporate purposes.
The expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional products, assets, businesses or technologies, although currently we have no specific material agreements, commitments, or understandings in this regard.
The amounts and timing of our actual expenditures will depend on numerous factors, including sales, marketing and development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectuses and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations.
As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received from this offering or the amounts that we will actually spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
Pending their use, we plan to invest the net proceeds from the offering in short and intermediate-term interest-bearing obligations and certificates of deposit, although our investment policy may change following the date of this prospectus supplement.
We will not receive any proceeds from the sale of ADSs by the Selling Shareholder. The Selling Shareholder will receive all of the proceeds from the sales of its ADSs in this offering, after discounts and commissions payable to the underwriters. Expenses of this offering will be paid by us.

DIVIDEND POLICY
We have never declared or paid cash dividends on our ordinary shares or ADSs and do not intend to pay cash dividends on our ordinary shares or ADSs in the foreseeable future. We intend to use our earnings and other cash resources to continue the development and expansion of our business. Any future dividend policy will be determined by our Board of Directors and will be based upon conditions then-existing, including our results of operations, financial condition, current and anticipated cash needs, contractual restrictions and other conditions.
Subject to any preferential, deferred or other rights or restrictions attached to any special class of shares with regard to dividends, the profits of the Company available for dividends and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in the same manner with respect to all of the shares granting a right to receive dividends on the date that resolution is adopted (or on later date, as determined by the Board of Directors). Generally, our Board of Directors may declare dividends only out of profits legally available for distribution, in accordance with the provisions of the Companies Law, as described below, and is entitled to invest or utilize any unclaimed amount of dividends in any manner to our benefit until it is claimed. We are not obligated to pay interest or linkage on an unclaimed dividend.
The Companies Law imposes restrictions on our ability to declare and pay dividends. According to the Companies Law, a company may distribute dividends only out of its “profits,” as such term is defined in the Companies Law and provided that there is no reasonable concern that payment of the dividend will prevent such company from satisfying its existing and foreseeable obligations as they become due. Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. “Profits,” for purposes of the Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deduction of previous distributions that were not already deducted from the surpluses, as evidenced by the most recent audited or reviewed financial statements of the company prepared no more than six months prior to the date of distribution. Our articles of association provide that dividends will be declared and paid at the discretion of, and upon resolution by, our Board of Directors, subject to the provisions of the Companies Law. In addition, the security agreements in connection with our credit facility with Mizrahi Tefahot Bank Ltd. contain a number of customary restrictive terms and covenants, including with respect to the distribution of dividends.
Payment of dividends may be subject to Israeli withholding taxes. See “Material Tax Considerations —  Israeli Tax Considerations” for additional information.

CAPITALIZATION
The table below sets forth our cash, cash equivalents and short-term bank deposits and capitalization as of September 30, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale by us of             ADSs in this offering at an assumed public offering price of  $      per ADS, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The actual and as adjusted data included in the table below is unaudited. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.
	As of September 30, 2020
	Actual	As Adjusted
	(U.S. dollars in thousands) (unaudited)
Cash, cash equivalents and short-term bank deposits	$41,153	$
Equity:
Share capital	$1,136	$
Additional paid-in capital	161,456
Accumulated deficit	(116,556)
Total equity	46,036
Total capitalization	$46,036	$
The table above excludes:
•
46,589,993 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.40 (equivalent to approximately $0.42) per ordinary share;

•
2,780,993 ordinary shares issuable upon the vesting RSUs, outstanding as of September 30, 2020;

•
1,741,344 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020 at an exercise price of NIS 0.30 (equivalent to approximately $0.09); and

•
311,254 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.36 (equivalent to approximately $0.41) per ordinary share.

DILUTION
If you invest in the ADSs, your interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS of the ADSs immediately after this offering. Our net tangible book value as of September 30, 2020 was approximately $45.2 million, or approximately $3.20 per ADS based upon 14,140,012 ADSs outstanding (using the ratio of 30 ordinary shares to one ADS). Net tangible book value per ADS is equal to our total tangible assets, less our total liabilities, divided by the total number of ADSs outstanding as of September 30, 2020.
After giving effect to the sale of             ADSs by us in the aggregate amount of  $    million at an assumed offering price of  $      per ADS, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been $     million, or $     per ADS (using the ratio of 30 ordinary shares to one ADS). This represents an immediate increase in net tangible book value of  $     per ADS to our existing ADS holders and an immediate dilution in net tangible book value of  $      per ADS to new investors in this offering.
The following table illustrates this calculation on a per ADS basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ADSs sold by us and other terms of the offering determined at the time ADSs are sold by us pursuant to this prospectus supplement. The as adjusted information assumes that all of the ADSs in the aggregate gross amount of  $     million is sold by us at the assumed offering price of  $      per ADS.
Assumed public offering price per ADS		$
Net tangible book value per ADS as of September 30, 2020	$3.20
Increase in net tangible book value per ADS attributable to the offering
As adjusted net tangible book value per ADS after giving effect to the offering
Dilution per ADS to new investors participating in the offering		$
The above discussion and table are based on 14,140,012 ADSs legally outstanding as of September 30, 2020, and excludes:
•
46,589,993 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.40 (equivalent to approximately $0.42) per ordinary share;

•
2,780,993 ordinary shares issuable upon the vesting RSUs, outstanding as of September 30, 2020;

•
1,741,344 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020 at an exercise price of NIS 0.30 (equivalent to approximately $0.09); and

•
311,254 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.36 (equivalent to approximately $0.41) per ordinary share.

To the extent that share options or warrants are exercised, RSUs become vested or we issue additional ADSs in the future, there will be further dilution to investors participating in the offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

SELLING SHAREHOLDER
This prospectus supplement relates to the resale by the Selling Shareholder, Viola Growth 2 A.V. Limited Partnership, of           ADSs or           ADSs if the underwriters exercise their option to purchase additional ADSs in full.
The following table presents information regarding the Selling Shareholder and the number of our ordinary shares underlying ADSs that it is offering to sell under this prospectus supplement. The table is prepared based on information supplied to us by the Selling Shareholder, and reflects its holdings as of September 30, 2020. The percentage of ordinary shares beneficially owned prior to the offering is based on 424,200,368 ordinary shares actually outstanding as of September 30, 2020.
Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned Before the Offering	Percentage of Ordinary Shares Beneficially Owned Before the Offering	Number of Ordinary Shares Underlying ADSs to be Sold in this Offering	Number of Ordinary Shares Underlying ADSs to be Sold in this Offering (With Full Exercise)	Percentage of Ordinary Shares Beneficially Owned After the Offering	Percentage of Ordinary Shares Beneficially Owned After the Offering (With Full Exercise)
Viola Growth 2 A.V. Limited Partnership and affiliated entities	72,896,918(1)	17.2%

(1)
The number of ordinary shares reported in the table consists of   (a) 72,346,918 ordinary shares held by Viola Growth 2 A.V. Limited Partnership, or Viola 2 AV, an Israeli limited partnership; and (b) 550,000 ordinary shares issuable upon exercise of options to purchase ordinary shares held by Viola Growth Management Fund 2 Ltd., or Viola 2, an Israeli company affiliated with Viola Growth 2 A.V. Limited Partnership, that were immediately exercisable within 60 days of September 30, 2020. The general partner of Viola 2 AV is Viola Growth II Limited Partnership, a Cayman Island limited partnership. The general partner of Viola Growth II Limited Partnership is Viola Growth II GP Ltd., a Cayman Islands company, which is wholly owned by Viola 2. Messrs. Shlomo Dovrat, Harel Beit-On and Avi Zeevi, all of whom are Israeli citizens, hold indirect interests in, and are the controlling shareholders of, Viola 2 and, consequently, may be deemed to be the beneficial owners of the ordinary shares held by Viola 2 AV and Viola 2. However, each of Messrs. Dovrat, Beit-On and Zeevi disclaims beneficial ownership of all of the foregoing shares, except to the extent of their respective pecuniary interest therein. The business address of Viola is Ackerstein Towers, Building D, 12 Abba Eban Avenue, Herzeliya 4672530, Israel.

MATERIAL TAX CONSIDERATIONS
Israeli Tax Considerations
The following is a summary of the principal Israeli tax laws applicable to Israeli companies, with special reference to their effect on us. The following also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares or ADSs purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law, including investors whose business is dealing in securities or who are subject to special tax regimes. Some parts of this discussion are based on tax legislation which has not been subject to judicial or administrative interpretation. We cannot assure you that the views expressed in the discussion will be accepted by the appropriate tax authorities or the courts. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, and therefore is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.
YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR ADSs, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.
General Corporate Tax Structure in Israel
Most of our production facilities have been granted “Approved Enterprise” and “Benefited Enterprise” status under the Law for the Encouragement of Capital Investments, 1959, or the Investment Law. As such, we may be entitled to tax benefits with respect to taxable income arising from our Approved or Benefited Enterprise status.
Generally, Israeli companies are subject to Israeli corporate tax on their taxable income at the rate of 23% for the 2018 tax year and thereafter. However, the effective tax rate payable by a company that generates income qualifying for benefits under the Investment Law may be considerably less. Israeli companies are generally subject to capital gains tax at the regular corporate tax rate.
We are permitted to measure our Israeli taxable income in U.S. dollars pursuant to regulations published by the Israeli Ministry of Finance, subject to satisfying the conditions set forth therein. We believe that we meet, and we expect that we will continue to meet, the necessary conditions and as such, starting with our 2016 tax year, we measure our results for Israeli tax purposes based on the U.S. dollar and the NIS exchange rate on December 31 of the relevant tax year.
Tax Benefits under the Investment Law
The Investment Law provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise, or a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility in which the investment is made. In order to qualify for these incentives, the Company is required to comply with the requirements of the Investment Law.
The Investment Law has been amended several times over the recent years, with the three most significant changes effective as of April 1, 2005 (referred to as the 2005 Amendment), as of January 1, 2011 (referred to as the 2011 Amendment) and as of January 1, 2017 (referred to as the 2017 Amendment). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits instead of the benefits granted in accordance with the provisions of the Investment Law prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect up to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and elect the benefits of the 2011 Amendment. The 2017 Amendment introduced new benefits for Technological Enterprises, alongside the existing tax benefits.
The 2011 Amendment canceled the availability of the benefits granted in accordance with the provisions of the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its Preferred Enterprise (as such terms are defined in the Investment Law) as of January 1, 2011. A Preferred Company is defined as either (i) a company incorporated in Israel which is not wholly owned by a governmental entity or (ii) a limited partnership that (a) was registered under the Israeli Partnerships Ordinance and (b) all of its limited partners are companies incorporated in Israel, but not all of them are governmental entities; which has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company was entitled to a reduced corporate tax rate. Pursuant to the 2017 Amendment, in 2017 and thereafter, the corporate tax rate for a Preferred Enterprise that is located in a specified development zone (zone A) is 7.5%, while the reduced corporate tax rate for a Preferred Enterprise located in other development zones is 16%.
The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as having a Preferred Technological Enterprise and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as Preferred Technological Income, or PTI, as defined in the Investment Law. The corporate tax rate is further reduced to 7.5% with respect to PTI of a Preferred Technological Enterprise located in development zone A.
The 2017 Amendment further provides that a Preferred Company satisfying certain conditions will qualify as having a Special Preferred Technological Enterprise (which requires, among others, that the total consolidated revenues of the group of which the Preferred Company is a member is at least NIS 10 billion) and will thereby enjoy a reduced corporate tax rate of 6% on PTI regardless of the company’s geographic location within Israel.
Most of our production facilities have been granted Approved Enterprise and Benefited Enterprise status under the Investment Law. As such, we may be entitled to tax benefits for taxable income arising from our Approved or Benefited Enterprise status. Since our incorporation, we incurred significant losses and therefore we have not benefited from such status to date. To be eligible for these tax benefits, we must continue to meet certain conditions stipulated in the Investment Law and its regulations and the criteria set out in the specific certificate of approval, including that we meet a minimum threshold (25%) of export sales (i.e., sales outside of Israel). In the event that we are considered as having failed to comply with these conditions, in whole or in part, the eligibility for the benefits may be canceled and we may be required to refund the amount of the benefits, as adjusted for inflation plus interest. However, since we have accumulated carryforward tax losses of approximately $115 million as of December 31, 2019, we did not benefit from such tax benefits and do not expect to benefit from such tax benefits in the foreseeable future. Once we utilize all of our accumulated tax losses, we expect to derive tax benefits in Israel relating to our Approved Enterprise and Benefited Enterprise status, provided we continue to be eligible for such benefits. Our income from sources other than from our Approved Enterprise and Benefited Enterprise status are taxable at regular Israeli corporate tax rates (currently 23%).
A company having an Approved Enterprise and Benefited Enterprise status, like us, that distributes a dividend from income that was exempt from corporate tax, will be required in the tax year of the dividend distribution to pay corporate tax on the amount of the dividend distributed at the corporate tax rate that would have been applicable to it in the year the income was generated if it had not been exempt from tax (including any tax withholding required as a result of the distribution).
Tax Benefits and Grants for Research and Development
Israeli tax law allows, under specified conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred, provided that the expenses are approved by the relevant Israeli government ministry, determined by the field of research, and the research and development is conducted for the promotion of the company and carried out by or on behalf of the company seeking such deduction. However, the amount of such deductible expenses will be reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. In addition, no deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Israeli Income Tax Ordinance (New Version), 1961, or the Tax Ordinance. Expenditures not so approved are deductible over a three-year period.
From time to time, we may apply to the Israel Innovation Authority for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such application will be approved.
Tax Benefits under the Law for the Encouragement of Industry (Taxes), 1969
Under the Law for the Encouragement of Industry (Taxes), 1969, or the Industry Encouragement Law, Industrial Companies (as defined below) are entitled to the following tax benefits, among others:
•
amortization over an eight-year period of the cost of purchased know-how and patents and rights to use a patent and know-how which are used for the development or advancement of the Industrial Enterprise (as defined below), commencing from the tax year where the Industrial Enterprise began to use them;

•
deductions of expenses related to a public offering of its shares on a stock market in equal amounts over a three-year period commencing in the year of the offering; and

•
the right to elect, under specified conditions, to file a consolidated tax return with other related Israeli Industrial Companies.

Eligibility for the above mentioned benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority. Under the Industry Encouragement Law, an “Industrial Company” is defined as a company which is an Israeli resident for tax purposes and was incorporated in Israel, at least 90% of the income of which, in any tax year, determined in Israeli currency, exclusive of income from government loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it. An “Industrial Enterprise” is defined as an enterprise whose major activity in a given tax year is industrial production activity. We believe that we currently qualify as an Industrial Company within the definition of the Industry Encouragement Law. No assurance can be given that we will continue to qualify as an Industrial Company or that the benefits described above will be available to us in the future.
Capital Gains Tax on Sales of our Ordinary Shares and ADSs
The following discussion refers to the sale of our ordinary shares. However, the same tax treatment would apply to the sale of our ADSs.
Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus. Inflationary surplus is currently not subject to tax in Israel.
Taxation of Israeli Residents
The tax rate generally applicable to real capital gains derived from the sale of shares, whether listed on a stock market or not, is 25% for Israeli individuals, unless such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale (i.e., such shareholder holds directly or indirectly, including jointly or with others, at least 10% of any means of control in the company (which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director)), in which case the tax rate will be 30%. Israeli companies are subject to the corporate tax rate (currently 23%) on real capital gains derived from the sale of listed shares.
Taxation of Non-Israeli Residents
Non-Israeli residents are generally exempt from Israeli capital gains tax on any gains derived from the sale of shares purchased upon or after the registration of the shares on the TASE or on a regulated market outside of Israel (such as Nasdaq), provided, among others, that such gains did not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents, whether directly or indirectly, (i) hold more than 25% of the means of control in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation. Such exemption is not applicable to a person whose gains from selling or disposing the shares are deemed to be business income.
In addition, the sale of our ordinary shares by a shareholder who is a U.S. resident (for purposes of the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended, or the U.S.-Israel Tax Treaty), and who holds ordinary shares as a capital asset, is also exempt from Israeli capital gains tax under the U.S.-Israel Tax Treaty unless (i) such shareholder holds, directly or indirectly, shares representing 10% or more of the voting power of our company during any part of the 12-month period preceding such sale, (ii) the capital gains arising from such sale are attributable to a permanent establishment of such shareholder located in Israel, (iii) the gain arising from such sale, exchange or disposition is attributed to real estate located in Israel under Israeli tax law, or (iv) the U.S. shareholder, being an individual, is present in Israel for a period or periods aggregating 183 days or more during the relevant taxable year. If the above conditions are not met, the U.S. resident would be subject to Israeli tax, unless exempt under the Israeli domestic law as described above. Under the U.S.-Israel Tax Treaty, the gain may be treated as foreign source income for United States foreign tax credit purposes, upon an election by the U.S. resident, and such U.S. resident may be permitted to claim a credit for such taxes against the United States federal income tax imposed on such sale, subject to the limitations under the United States federal income tax laws applicable to foreign tax credits.
The payment of the consideration on the sale of ordinary shares may be subject to withholding tax in Israel. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at the time of sale.
Taxation of Dividends Paid on our Ordinary Shares and ADSs
The following discussion refers to dividends paid on our ordinary shares. However, the same tax treatment would apply to dividends paid on ADSs. We cannot assure you that, in the event we declare a dividend, we will designate the profits that we distribute in a way that will reduce shareholders’ tax liability.
Taxation of Israeli Residents
Israeli resident individuals are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares. The tax rate generally applicable to such dividends is 25%, or 30% for an individual shareholder that is considered a significant shareholder (described above) at any time during the 12-month period preceding such distribution. Israeli resident companies are generally exempt from income tax from dividends sourced from income produced or accrued in Israel, received directly or indirectly from another company that is subject to Israeli corporate tax. Dividends paid from income derived from our Approved and Benefited Enterprises are generally subject to withholding tax at the rate of 15%.
Taxation of Non-Israeli Residents
Non-Israeli residents, both companies and individuals, are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares, at the rate of 25%, or 30% for a shareholder that is considered a significant shareholder (described above) at any time during the 12-month period preceding such distribution. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether or not the recipient is a significant shareholder), which tax will be withheld at source, unless a different rate is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority allowing for a reduced tax rate).
Under the U.S.-Israel Tax Treaty, the following withholding rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding voting shares of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends — the withholding tax rate is 12.5%, (ii) if both the conditions mentioned in (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate applicable to an Approved Enterprise or Benefited Enterprise — the withholding tax rate is 15% if a certificate for a reduced withholding tax rate would be provided in advance from the Israel Tax Authority and (iii) in all other cases, the withholding tax rate is 25%. A non-Israeli resident who receives a dividend derived from or accrued in Israel, from which tax was withheld at source, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided that the recipient is not otherwise required to file a tax return in Israel.
Israeli Excess Tax
Individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding a certain threshold (NIS 647,640 for 2021 (equivalent to approximately $196,255)), which amount is linked to the Israeli consumer price index, including, but not limited to, income derived from dividends, interest and capital gains.
Estate and Gift Tax
Israeli law presently does not impose estate or gift taxes.
United States Federal Income Tax Considerations
The following summary describes certain United States federal income tax considerations generally applicable to United States Holders (as defined below) of the ADSs. This summary deals only with the ADSs held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code. This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own the ADSs as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, United States expatriates, holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, holders that acquired the ADSs in a compensatory transaction, holders subject to special tax accounting rules as a result of any item of gross income with respect to the ADSs being taken into account in an applicable financial statement, holders which are entities or arrangements treated as partnerships for United States federal income tax purposes or holders that actually or constructively through attribution own 10% or more of the total voting power or value of our outstanding ordinary shares or ADSs.
This summary is based upon the Internal Revenue Code, applicable United States Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service, or IRS, regarding the tax consequences described herein, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any United States federal tax consequences other than United States federal income tax consequences (such as the estate and gift tax or the Medicare tax on net investment income).
As used herein, the term “United States Holder” means a beneficial owner of the ADSs that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or therein or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Internal Revenue Code Section 7701(a)(30), or (b) that has a valid election in effect under applicable United States Treasury regulations to be treated as a “United States person.”
If an entity or other arrangement treated as a partnership for United States federal income tax purposes acquires the ADSs, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in the ADSs should consult their tax advisers regarding the United States federal income tax consequences of acquiring, owning, and disposing of the ADSs.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for United States federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The United States Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.
THE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE ADSs, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.
Dividends
Subject to the discussion below under “Passive Foreign Investment Company,” the amount of dividends paid to a United States Holder with respect to ADSs before reduction for any Israeli taxes withheld therefrom generally will be included in the United States Holder’s gross income as ordinary income from foreign sources to the extent paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes). Distributions in excess of earnings and profits will be treated as a non-taxable return of capital to the extent of the United States Holder’s adjusted tax basis in those ADSs and thereafter as capital gain. However, we do not intend to calculate our earnings and profits under United States federal income tax principles. Therefore, United States Holders should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.
Foreign withholding tax (if any) paid on dividends on ADSs at the rate applicable to a United States Holder (taking into account any applicable income tax treaty) will, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s United States federal income tax liability or, at such holder’s election, eligible for deduction in computing such holder’s United States federal taxable income. Dividends paid on ADSs generally will constitute “passive category income” for purposes of the foreign tax credit. However, if we are a “United States-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our United States source earnings and profits may be re-characterized as United States source. A “United States-owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. If we are treated as a “United States-owned foreign corporation,” and if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on the ADSs allocable to our United States source earnings and profits will be treated as United States source, and, as such, a United States Holder may not offset any foreign tax withheld as a credit against United States federal income tax imposed on that portion of dividends. The rules governing the treatment of foreign taxes imposed on a United States Holder and foreign tax credits are complex, and United States Holders should consult their tax advisors about the impact of these rules in their particular situations.
Dividends paid to a non-corporate United States Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. “Qualified foreign corporation” generally includes a foreign corporation (other than a foreign corporation that is a PFIC with respect to the relevant United States Holder for the taxable year in which the dividends are paid or for the preceding taxable year) (i) whose ordinary shares are readily tradable on an established securities market in the United States, or (ii) which is eligible for benefits under a comprehensive United States income tax treaty that includes an exchange of information program and which the United States Treasury Department has determined is satisfactory for these purposes. ADSs are expected to be readily tradable on Nasdaq, an established securities market. United States Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends paid with respect to ADSs. The dividends will not be eligible for the dividends received deduction available to corporations in respect of dividends received from other United States corporations.
Disposition of ADSs
Subject to the discussion below under “— Passive Foreign Investment Company,” a United States Holder generally will recognize capital gain or loss for United States federal income tax purposes on the sale or other taxable disposition of ADSs equal to the difference, if any, between the amount realized and the United States Holder’s adjusted tax basis in those ADSs. If any Israeli tax is imposed on the sale, exchange or other disposition of ADSs, a United States Holder’s amount realized will include the gross amount of the proceeds of the deposits before deduction of the Israeli tax. In general, capital gains recognized by a non-corporate United States Holder, including an individual, are subject to a lower rate under current law if such United States Holder held shares for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for purposes of the foreign tax credit. A United States Holder’s initial tax basis in shares generally will equal the cost of such shares. Because gain for the sale or other disposition of ADSs will be treated as United States source income, and you may use foreign tax credits against only the portion of United States federal income tax liability that is attributed to foreign source income in the same category, your ability to utilize a foreign tax credit with respect to the Israeli tax imposed on any such sale or other disposition, if any, may be significantly limited. In addition, if you are eligible for the benefit of the income tax convention between the United States and the State of Israel and pay Israeli tax in excess of the amount applicable to you under such convention or if the Israeli tax paid is refundable, you will not be able to claim any foreign tax credit or deduction with respect to such Israeli tax. You should consult your tax advisor as to whether the Israeli tax on gains may be creditable or deductible in light of your particular circumstances and your ability to apply the provisions of an applicable treaty.
If the consideration received upon the sale or other taxable disposition of ADSs is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of taxable disposition. If ADSs are treated as traded on an established securities market, a cash basis United States Holder and an accrual basis United States Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis United States Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.
Passive Foreign Investment Company
We would be a PFIC for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended), or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Based on our market capitalization and the composition of our income, assets and operations, we believe that we were not a PFIC for 2020 and do not expect to be a PFIC for United States federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year. Moreover, the fair market value of our assets (including goodwill and going concern value) for purposes of the PFIC determination will generally be determined by reference to the public price of ADSs, which could fluctuate significantly. In addition, it is possible that the IRS may take a contrary position with respect to our determination in any particular year, and therefore, there can be no assurance that we were not a PFIC for 2020 or will not be classified as a PFIC for the current taxable year or in the future. Certain adverse United States federal income tax consequences could apply to a United States Holder if we are treated as a PFIC for any taxable year during which such United States Holder holds ADSs. Under the PFIC rules, if we were considered a PFIC at any time that a United States Holder holds ADSs, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC, and (ii) the United States Holder has made a “deemed sale” election under the PFIC rules.
If we are a PFIC for any taxable year that a United States Holder holds ADSs, any gain recognized by the United States Holder on a sale or other disposition of ADSs would be allocated pro-rata over the United States Holder’s holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or the highest rate in effect for corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by a United States Holder on ADSs exceeds 125% of the average of the annual distributions on the ADSs received during the preceding three years or the United States Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of ADSs if we were a PFIC, described above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ADSs. If we are treated as a PFIC with respect to a United States Holder for any taxable year, the United States Holder will be deemed to own equity in any of the entities in which we hold equity that also are PFICs. A timely election to treat us as a qualified electing fund under the Internal Revenue Code would result in an alternative treatment. However, we do not intend to prepare or provide the information that would enable United States Holders to make a qualified electing fund election. If we are considered a PFIC, a United States Holder also will be subject to annual information reporting requirements. United States Holders should consult their own tax adviser about the potential application of the PFIC rules to an investment in the ADSs.
Information Reporting and Backup Withholding
Dividend payments and proceeds paid from the sale or other taxable disposition of ADSs may be subject to information reporting to the IRS. In addition, a United States Holder (other than an exempt holder who establishes its exempt status if required) may be subject to backup withholding on cash payments received in connection with dividend payments and proceeds from the sale or other taxable disposition of ADSs made within the United States or through certain U.S.-related financial intermediaries.
Backup withholding will not apply, however, to a United States Holder who furnishes a correct taxpayer identification number, makes other required certification and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Financial Asset Reporting
Certain United States Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts. The ADSs are expected to constitute foreign financial assets subject to these requirements unless the ADSs are held in an account at certain financial institutions. United States Holders should consult their tax advisors regarding the application of these reporting requirements.

UNDERWRITING
Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC, are acting as joint book-running managers of this offering. Under the terms of an underwriting agreement, dated            , 2021 each of the underwriters named below has severally agreed to purchase from us and the Selling Shareholder the respective number of ADSs shown opposite its name below:
Underwriters	Number of ADSs
Piper Sandler & Co.
Cowen and Company, LLC
SVB Leerink LLC
Total
The underwriting agreement provides that the underwriters’ obligation to purchase ADSs depends on the satisfaction of the conditions contained in the underwriting agreement including:
•
the obligation to purchase all of the ADSs offered hereby (other than those ADSs by their option to purchase additional ADSs as described below), if any of the ADSs are purchased;

•
the representations and warranties made by us to the underwriters are true;

•
there is no material change in our business or in the financial markets; and

•
the delivery of customary closing documents to the underwriters.

Commissions and Expenses
The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase ADSs. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the ADSs.
	No Exercise of Option	Full Exercise of Option
Per ADS	$	$
Total	$	$
The underwriters propose to offer the ADSs directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of  $      per ADS. After the offering, the underwriters may change the offering price, concession or any other selling term. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.
The expenses of the offering that are payable by us, excluding underwriting discounts and commissions, are estimated to be $730,000. We have agreed to reimburse the underwriters for their out-of-pocket expenses in connection with this offering in an amount not to exceed $100,000.
Option to Purchase Additional ADSs
The underwriters have the option to purchase up to an additional         ADSs from us and an additional          ADSs from the Selling Shareholder each at the price to the public less the underwriting discount for 30 days after the date of this prospectus supplement. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these ADSs based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements
We have agreed that, subject to certain exceptions, without the prior written consent of Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC for a period of 90 days after the date of this prospectus supplement, we will not (1) directly or indirectly, offer, lend, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or any securities convertible into or exercisable or exchangeable for ADSs (collectively, we refer to these as the Lock-Up Securities) or file any registration statement under the Securities Act with respect to any of the foregoing or otherwise publicly disclose the intention to do any of the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or such other securities, in cash or otherwise.
The Selling Shareholder as well as our directors and certain of our executive officers have agreed that, subject to certain exceptions, without the prior written consent of Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC for a period of 90 days after the date of this prospectus supplement they will not, directly or indirectly, (i) offer, lend, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Lock-Up Securities, or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably would be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.
Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC may release the ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release ADSs and other securities from lock-up agreements, Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of ADSs and other securities for which the release is being requested and market conditions at the time.
Indemnification
We have agreed to indemnify the underwriters and the Selling Shareholder against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters and the Selling Shareholder may be required to make for these liabilities.
Price Stabilization, Short Positions and Penalty Bids
The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the ADSs, in accordance with Regulation M under the Exchange Act:
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of ADSs the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of ADSs involved in the sales made by the underwriters in excess of the number of ADSs they are obligated to purchase is not greater than the number of ADSs that they may purchase by exercising their option to purchase additional ADSs. In a naked short position, the number of ADSs involved is greater than the number of ADSs in their option to purchase additional ADSs. The underwriters may close out any short position by either exercising their option to purchase additional ADSs and/or purchasing ADSs in the open market. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through their option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering.
•
Syndicate covering transactions involve purchases of the ADSs in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ADSs originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short positions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the ADSs on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of ADSs and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Listing
Our ADSs (including the ADSs to be sold in this offering) are listed on Nasdaq and our ordinary shares are listed on the TASE, both under the symbol “ITMR.”

Stamp Taxes
If you purchase ADSs offered in this prospectus supplement and the accompanying base prospectuses outside the United States, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future perform various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they may receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ADSs offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have engaged A.G.P./Alliance Global Partners, H.C. Wainwright & Co. and LLC Ladenburg Thalmann & Co. Inc. (collectively, the “Advisors”), each an independent financial adviser and a member of Financial Industry Regulatory Authority, Inc., to provide certain financial consulting services in connection with this offering. We will pay the Advisors $         for such financial consulting services. The underwriters have agreed to reimburse us in an amount equal to $         .
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each referred to herein as a Member State) and, until the expiry of the period during which the United Kingdom continues to be subject to European Union law without being a Member State (referred to as the Transition Period) the United Kingdom, no ADSs have been offered or will be offered pursuant to the offering to the public in that Member State or the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Member State or the United Kingdom or, where appropriate, approved in another Member State or the United Kingdom and notified to the competent authority in that Member State or the United Kingdom, all in accordance with the Prospectus Regulation), except that offers of ADSs may be made to the public in that Member State or the United Kingdom at any time under the following exemptions under the Prospectus Regulation:
(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ADSs shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Member State or the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority, except that the ADSs may be offered to the public in the United Kingdom at any time:
i.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

ii.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

iii.
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the ADSs shall require the Company or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Israel
This document does not constitute a prospectus under the Israeli Securities Law, 1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority, or the ISA, nor have the securities offered under this document been approved or disapproved by the ISA or registered for sale in Israel. The securities covered by this document will not be offered or sold to the public in Israel, except that the underwriters may offer and sell such securities in the State of Israel to (i) a limited number of persons in accordance with the Israeli Securities Law, and (ii) investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters, venture capital funds, entities with equity in excess of NIS 50 million (or its equivalent in a foreign currency) and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it. Any resale in Israel, directly or indirectly, to the public of the securities offered by hereunder may be subject to restrictions on transferability and subject to compliance with the Israeli Securities Law.
Notice to Prospective Investors in Switzerland
The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, referred to as the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.
Notice to Prospective Investors in Canada
The ADSs may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Dubai
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ADSs to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the ADSs may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs without disclosure to investors under Chapter 6D of the Corporations Act.

The ADSs applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The ADSs of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the ADSs.
Accordingly, the ADSs have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan. For Qualified Institutional Investors, or QII
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ADSs constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ADSs. The ADSs may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ADSs constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ADSs. The ADSs may only be transferred en bloc without subdivision to a single investor.

Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, the ADSs were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
i.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

ii.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:
i.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.
where no consideration is or will be given for the transfer;

iii.
where the transfer is by operation of law; or

iv.
as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the ADSs are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in China
This prospectus supplement does not constitute a public offer of the ADSs, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The ADSs are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the ADSs or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its underwriters to observe these restrictions.
Certain of the underwriters and their respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in New Zealand
The ADSs offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of ADSs in New Zealand, in each case other than:
i.
to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

ii.
to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

iii.
to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the ADSs before the allotment of those ADSs (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement and certain other legal matters concerning this offering relating to Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters concerning this offering will be passed upon for the underwriters by Gornitzky & Co., Tel Aviv, Israel, relating to Israeli law, and by DLA Piper LLP, New York, New York, relating to U.S. federal law.
EXPERTS
The consolidated financial statements of Itamar Medical Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.itamar-medical.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying base prospectuses are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectuses about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying base prospectuses information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectuses, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying base prospectuses. We incorporate by reference into this prospectus supplement and the accompanying base prospectuses the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement and the accompanying base prospectuses (unless otherwise indicated below), until the termination of the offering of securities described in this prospectus supplement and the accompanying base prospectuses.
We hereby incorporate the following documents by reference:
•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3, 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 4, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 27, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on August 11, 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on October 19, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on November 17, 2020;

•
our Current Reports on Form 6-K furnished with the SEC on November 17, 2020 and January 27, 2021;

•
Exhibit 10.1 to our Registration Statement on Form F-3 filed with the SEC on November 18, 2020; and

•
the description of our ordinary shares and ADSs contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus supplement and the accompanying base prospectuses and prior to the termination of any offering contemplated in this prospectus supplement, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus supplement.
We will provide to each person, including any beneficial owners, to whom a prospectus supplement and the accompanying base prospectuses are delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: Itamar Medical Ltd., 9 Halamish Street, Caesarea 3088900, Israel, Tel: +972-4-6177000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying base prospectuses.

Prospectus
ITAMAR MEDICAL LTD.
$120,000,000
Ordinary Shares
Debt Securities
Warrants
Units

We may offer and sell the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities under this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our ordinary shares are traded on the Tel Aviv Stock Exchange Ltd., or TASE, and our American Depositary Shares, or ADSs, each representing 30 of our ordinary shares, are traded on the Nasdaq Capital Market, or Nasdaq, both under the symbol “ITMR”. The closing price of the ADSs on Nasdaq on November 16, 2020 was $18.76 per ADS and the closing price of our ordinary shares on the TASE on November 16, 2020 was NIS 2.16 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
None of the Securities and Exchange Commission, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated December 2, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $120,000,000 as described in this prospectus. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Itamar,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Itamar Medical Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.
All references in this prospectus to “NIS,” refer to New Israeli Shekels and the terms “dollar,” “USD” or “$” refer to U.S. dollars.
ii

OUR COMPANY
Company Overview
We are a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders. We commercialize a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology markets. We offer a Total Sleep Solution, or TSS, to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. Our key product, WatchPATTM, is commercially available in major markets including the United States, Japan, and Europe.
Sleep apnea is a chronic disease affecting 54 to 60 million people in the United States and almost one of every four adults over the age of 40 in the United States. Sleep is regarded as a major underlying risk factor and disease progression accelerator for most cardiovascular diseases as well as many cognitive and neurodegenerative diseases. Approximately 80% of adults in the United States that are suspected to be suffering from sleep apnea have never been diagnosed. In recent years, awareness of the importance of sleep and the devastating effects that could result from sleep apnea have risen across medical professionals and patients.
Our comprehensive TSS marketing program provides a complete, end-to-end solution that combines products and access to services designed to allow any physician that does not specialize in sleep an easy-to-use and accessible suite of products and services to aid in the diagnosis, transportation and handling, interpretation of the sleep study data, diagnosis, and access to third-party sleep apnea treatment device compliance data for patients that they suspect suffer from sleep apnea. We offer TSS primarily through our Test as a Service program that functions as a cost-per-test model.
Our key growth drivers are the core sleep and cardiology segments, as well as international expansion. The shift to remote home-based diagnosis and care, across healthcare systems, and particularly in the sleep apnea tests’ market, accelerated by the Covid-19 outbreak during 2020, is an underlying trend that, combined with our offer of a full digital health sleep apnea solution we believe, will continue to propel our key growth drivers in the short term, as well as penetration into the Direct to Consumer, or DTC market, in the long term, harnessing consumers demand for accessible solutions that bypass traditional physician referral systems.
The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”
Corporate Information
We were incorporated under the laws of the State of Israel under the name Itamar Medical (CM) 1997 Ltd. on January 15, 1997, as a company limited by shares. We changed our name to our current name in July 2000. Since March 2007, our ordinary shares have been traded on the TASE under the symbol “ITMR.” We also listed ADSs, each representing 30 ordinary shares, on the Nasdaq Capital Market in February 2019, also under the symbol “ITMR.”
Our principal executive offices are located at, and our registered office address is, 9 Halamish Street, Caesarea 3088900, Israel and our telephone number is +972-4-6177000. Our agent for service of process in the United States is Itamar Medical, Inc., which maintains its principal offices at 3290 Cumberland Club Drive, Atlanta, GA 30339 and its telephone number is 1-888-748-2627. Our website address is www.itamar-medical.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information — Risk Factors” in our most recent Annual Report on Form 20-F and any Current Reports on Form 6-K we file or furnish to the SEC after the date of this prospectus and incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are neither historical facts nor assurances of future performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties some of which are beyond our control, and are made in light of information currently available to us.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents that we file with the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement may include, but are not limited to, statements about:
•
the development of our products;

•
the potential attributes and benefit of our products and their competitive position;

•
our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

•
our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•
our ability to acquire or in-license new product candidates;

•
potential strategic relationships; and

•
the duration of our patent portfolio.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of important factors, including, without limitation, the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with, or furnish to, the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements made in this this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Our authorized share capital consists of 750,000,000 ordinary shares, par value NIS 0.01 per share, of which 424,200,368 shares were issued and outstanding as of September 30, 2020.
For a description of our ordinary shares and ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our ordinary shares or ADSs. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.
The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of ordinary shares or ADSs purchasable upon the exercise of warrants to purchase such shares or ADSs and the price at which such number of shares or ADSs may be purchased upon such exercise;

•
the date, if any, on and after which the warrants and the ordinary shares or ADSs will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
Material Israel and United States Federal income tax consequences applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent or receive dividends;

•
receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•
exercise any rights as shareholders of Itamar.

Each warrant will entitle its holder to purchase the number of ordinary shares or ADSs at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Itamar,” “we,” “our” or “us” refer to Itamar Medical Ltd. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•
whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than Itamar) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or us and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Itamar; or

•
any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of  (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws or Israeli law, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain Israel and United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any ADS will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
This prospectus does not constitute a prospectus under the Israeli Securities Law, 1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. Except as may be otherwise set forth in the applicable prospectus supplement, in the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million (“qualified entities”) and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors of the types listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of their being qualified investors and agree thereto. Qualified entities and qualified individuals may be required to provide documentation that the Company deems necessary to provide the Company a reasonable basis to assume that the investors meet the criteria of being qualified entities or qualified individuals.

EXPENSES OF THE OFFERING
The following is a statement of expenses in connection with the distribution of the securities registered. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$13,092.00
Financial Industry Regulatory Authority, Inc. filing fee		18,500
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
To be provided by a prospectus supplement or a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in Israel. Service of process upon us our directors and officers and the Israeli experts, if any, named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and substantially all of our directors, officers and such Israeli experts are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.
We have irrevocably appointed Itamar Medical, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 3290 Cumberland Club Drive, Atlanta GA 30339.
We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.
Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:
subject to limited exceptions, the judgment is final and non-appealable;
•
the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

•
the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

•
the laws of the state in which the judgment was given provide for the enforcement of judgments of Israeli courts;

•
adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•
the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

•
the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•
an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

MATERIAL TAX CONSIDERATIONS
The material Israel and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
The validity of the offered securities and certain other legal matters of Israeli law will be passed upon for us by Goldfarb Seligman & Co. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Itamar Medical Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.
The registered business address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, P.O. Box 609, Tel Aviv 6100601.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate the following documents by reference:
•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 4, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 27, 2020.

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on August 11, 2020.

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on October 19, 2020

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on November 17, 2020; and

•
our CurrentReport on Form 6-K furnished with the SEC on November 17, 2020

•
the description of our ordinary shares and ADSs contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Itamar Medical Ltd., 9 Halamish street, Caesarea 3088900, Israel, Tel: +972-4-6177000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Prospectus
ITAMAR MEDICAL LTD.
39,300,000 Ordinary Shares

This prospectus relates solely to the resale or other disposition of up to 1,310,000 American Depositary Shares, or ADSs, representing 39,300,000 our ordinary shares by the selling shareholders.
The selling shareholders, or their pledgees, donees, transferees or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of their ordinary shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
We are not selling any ADSs or ordinary shares under this prospectus, and will not receive any proceeds from the sale of ADSs or ordinary shares. The selling shareholders will sell the ordinary shares in accordance with the “Plan of Distribution” set forth in this prospectus. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of ADSs. We will bear certain costs, expenses and fees in connection with the registration of the ordinary shares.
Our ordinary shares are traded on the Tel Aviv Stock Exchange Ltd., or TASE, and the ADSs, each representing 30 of our ordinary shares, are traded on the Nasdaq Capital Market, or Nasdaq, both under the symbol “ITMR”. The closing price of the ADSs on Nasdaq on January 21, 2021 was $25.23 per ADS and the closing price of our ordinary shares on the TASE on January 21, 2021 was NIS 2.797 per share.
The selling shareholders and any broker-dealer executing sell orders on behalf of the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. See “Plan of Distribution.”

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
None of the Securities and Exchange Commission, or the SEC, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated January 29, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may sell ADSs representing our ordinary shares from time to time and in one or more offerings up to and aggregate of 39,300,000 ordinary shares as described in this prospectus.
Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement.
Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neiter we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Itamar,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Itamar Medical Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.
All references in this prospectus to “NIS,” refer to New Israeli Shekels and the terms “dollar,” “USD” or “$” refer to U.S. dollars.
ii

OUR COMPANY
Company Overview
We are a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders. We commercialize a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology markets. We offer a Total Sleep Solution, or TSS, to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. Our key product, WatchPATTM, is commercially available in major markets including the United States, Japan, and Europe.
Sleep apnea is a chronic disease affecting 54 to 60 million people in the United States and almost one of every four adults over the age of 40 in the United States. Sleep is regarded as a major underlying risk factor and disease progression accelerator for most cardiovascular diseases as well as many cognitive and neurodegenerative diseases. Approximately 80% of adults in the United States that are suspected to be suffering from sleep apnea have never been diagnosed. In recent years, awareness of the importance of sleep and the devastating effects that could result from sleep apnea have risen across medical professionals and patients.
Our comprehensive TSS marketing program provides a complete, end-to-end solution that combines products and access to services designed to allow any physician that does not specialize in sleep an easy-to-use and accessible suite of products and services to aid in the diagnosis, transportation and handling, interpretation of the sleep study data, diagnosis, and access to third-party sleep apnea treatment device compliance data for patients that they suspect suffer from sleep apnea. We offer TSS primarily through our Test as a Service program that functions as a cost-per-test model.
Our key growth drivers are the core sleep and cardiology segments, as well as international expansion. The shift to remote home-based diagnosis and care, across healthcare systems, and particularly in the sleep apnea tests’ market, accelerated by the Covid-19 outbreak during 2020, is an underlying trend that, combined with our offer of a full digital health sleep apnea solution we believe, will continue to propel our key growth drivers in the short term, as well as penetration into the Direct to Consumer, or DTC market, in the long term, harnessing consumers demand for accessible solutions that bypass traditional physician referral systems.
The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”
Corporate Information
We were incorporated under the laws of the State of Israel under the name Itamar Medical (CM) 1997 Ltd. on January 15, 1997, as a company limited by shares. We changed our name to our current name in July 2000. Since March 2007, our ordinary shares have been traded on the TASE under the symbol “ITMR.” We also listed ADSs, each representing 30 ordinary shares, on Nasdaq in February 2019, also under the symbol “ITMR.”
Our principal executive offices are located at, and our registered office address is, 9 Halamish Street, Caesarea 3088900, Israel and our telephone number is +972-4-6177000. Our agent for service of process in the United States is Itamar Medical, Inc., which maintains its principal offices at 3290 Cumberland Club Drive, Atlanta, GA 30339 and its telephone number is 1-888-748-2627. Our website address is www.itamar-medical.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
1

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information — Risk Factors” in our most recent Annual Report on Form 20-F and any Current Reports on Form 6-K we file or furnish to the SEC after the date of this prospectus and incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, or the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Forward-Looking Statements.”
2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are neither historical facts nor assurances of future performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties some of which are beyond our control, and are made in light of information currently available to us.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents that we file with the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement may include, but are not limited to, statements about:
•
the development of our products;

•
the potential attributes and benefit of our products and their competitive position;

•
our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

•
our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•
our ability to acquire or in-license new product candidates;

•
potential strategic relationships; and

•
the duration of our patent portfolio.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of important factors, including, without limitation, the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with, or furnish to, the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements made in this this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.
3

USE OF PROCEEDS
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale or other disposition of ADSs representing ordinary shares covered hereby. The selling shareholders will receive all of the proceeds from this offering.
We have agreed to pay certain costs, expenses and fees relating to the registration of our ordinary shares covered by this prospectus. The selling shareholders have agreed to pay any underwriting discounts and commissions or similar charges incurred for the sale of such ADSs.
4

CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.
5

SELLING SHAREHOLDERS
This prospectus relates to the possible resale by certain of our shareholders, whom we refer to in this prospectus as the “selling shareholders,” from time to time of ADSs representing up to an aggregate of 39,300,000 ordinary shares, all of which were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.
The selling shareholders are parties to a Share Purchase Agreement with us, dated August 26, 2015, in which we agreed, among other matters, to register for resale the ordinary shares that we issued to the selling shareholders in private placement transactions on November 5, 2015.
We do not know whether, when or in what amounts the selling shareholders may sell or otherwise dispose of the ordinary shares covered hereby. The selling shareholders might not sell or dispose of any or all of the ordinary shares covered by this prospectus or may sell or dispose of some or all of such ordinary shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of ordinary shares covered by this prospectus and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the ordinary shares covered by this prospectus, we cannot estimate the number of ordinary shares that will be held by the selling shareholders after completion of the offering.
Information about the selling shareholders, where applicable, the amount of ordinary shares owned by each selling shareholder prior to the offering, the number of ADSs to be offered by each selling shareholder and the amount of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
The selling shareholders may not sell any ADSs pursuant to this prospectus until we have identified the number of ADSs being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.
6

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Our authorized share capital consists of 750,000,000 ordinary shares, par value NIS 0.01 per share, of which 425,535,104 shares were issued and outstanding as of December 31, 2020.
For a description of our ordinary shares and ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.
7

PLAN OF DISTRIBUTION
The selling shareholders, including their pledgees, donees, transferees, assignees and others who later come to hold some or all of the ADSs representing ordinary shares covered by this prospectus, may from time to time offer some or all of the ADSs. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling shareholders have agreed to pay any underwriting discounts and commissions or similar charges incurred for the sale of ADSs. We will not receive any proceeds from the sale of ADSs representing ordinary shares covered hereby.
The selling shareholders may sell ADSs representing ordinary shares covered by this prospectus from time to time, and may also decide not to sell all or any of the ADSs. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling shareholders in one or more types of transactions, which may include:
•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the ADSs for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
ordinary brokerage transactions or transactions in which a broker solicits purchases;

•
purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•
the pledge of ADSs for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of ordinary shares;

•
short sales or transactions to cover short sales relating to the ADSs;

•
one or more exchanges or over-the-counter market transactions;

•
through distribution by a selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
privately negotiated transactions;

•
the writing of options, whether the options are listed on an options exchange or otherwise;

•
distributions to creditors and equity holders of the selling shareholders; and

•
any combination of the foregoing, or any other available means allowable under applicable law.

A selling shareholder may also resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.
To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:
•
the name of the shareholder and the participating broker-dealer;

•
the number of ADSs offered;

8

•
the price of such ADSs;

•
the proceeds to the selling shareholders from the sale of such ADSs;

•
the names of the underwriters or agents, if any;

•
any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•
any discounts or concessions allowed or paid to dealers.

In connection with sales of ADSs representing ordinary shares covered hereby, the selling shareholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of Nasdaq in accordance with Rule 153 under the Securities Act.
In addition, we or the selling shareholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling shareholders or their affiliates in the ordinary course of business.
The selling shareholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the ADSs by the selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market-making activities with respect to the ordinary shares. These restrictions may affect the marketability of such ordinary shares.
In order to comply with applicable securities laws of some states, the ADSs may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the ADSs may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any ordinary shares of a selling shareholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.
9

EXPENSES OF THE OFFERING
The following is a statement of expenses in connection with the distribution of the securities registered. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$3,613.04
Financial Industry Regulatory Authority, Inc. filing fee	$5,451.80
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*
To be provided by a prospectus supplement or a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

10

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in Israel. Service of process upon us our directors and officers and the Israeli experts, if any, named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and substantially all of our directors, officers and such Israeli experts are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.
We have irrevocably appointed Itamar Medical, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 3290 Cumberland Club Drive, Atlanta GA 30339.
We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.
Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:
•
subject to limited exceptions, the judgment is final and non-appealable;

•
the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

•
the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

•
the laws of the state in which the judgment was given provide for the enforcement of judgments of Israeli courts;

•
adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•
the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

•
the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•
an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.
11

MATERIAL TAX CONSIDERATIONS
The material Israel and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.
12

LEGAL MATTERS
The validity of the offered securities and certain other legal matters of Israeli law will be passed upon for us by Goldfarb Seligman & Co. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
13

EXPERTS
The consolidated financial statements of Itamar Medical Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.
The registered business address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, P.O. Box 609, Tel Aviv 6100601.
14

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate the following documents by reference:
•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 4, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 27, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on August 11, 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on October 19, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on November 17, 2020;

•
our Current Report on Form 6-K furnished with the SEC on November 17, 2020;

•
Exhibit 10.1 to our Registration Statement on Form F-3 filed with the SEC on November 18, 2020; and

•
the description of our ordinary shares and ADSs contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Itamar Medical Ltd., 9 Halamish street, Caesarea 3088900, Israel, Tel: +972-4-6177000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
16

American Depositary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Piper Sandler
Cowen
SVB Leerink
                 , 2021